================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 15, 2004

                               R-TEC HOLDING INC.
               (Exact name of registrant as specified in charter)

               Idaho                    0-30463                82-0515707
   (State or other jurisdiction       (Commission           (I.R.S. Employer
         of incorporation)            File Number)         Identification No.)

    1471 East Commercial Avenue Meridian, Idaho                   83642
     (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (208) 887-0953

                                       N/A
          (Former name or former address, if changed since last report)

================================================================================

Item 5. Other Events and Regulation FD Disclosure

On June 14, 2004, Clyde B. Crandall was nominated and elected to fill the currently vacant seat on the Board of Directors of R-Tec Holding, Inc., and to serve on the Board of Directors of the Company until the next regularly scheduled annual meeting of the Shareholders of the Corporation. Mr. Crandall was also nominated and elected to serve as the chair of the Company's Audit Committee. The Board of Directors also recommended that the shareholders authorize and approve the transaction described below.

On June 15, 2004, R-Tec Holding, Inc.held a special meeting of its shareholders to discuss the possibility of selling the remaining authorized but unissued shares of the Corporation to Faris McMullin in exchange for ten percent (10%) of the authorized capital of ConectL Corporation. The shareholders authorized the directors and officers of the Company to conclude due diligence and consummate the transaction. If consummated, the proposed transaction will give Mr. McMullin control of R-Tec Holding, Inc.

The information in this report shall not deemed to be "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           R-TEC HOLDING INC.
                                              (Registrant)


Date: June 17, 2004                        /s/ Michael T. Montgomery
                                           ----------------------------------
                                           Michael T. Montgomery,
                                           Interim President and CEO, and
                                           Chief Financial Officer


                                       3